                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Danielson Holding Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



New York, New York
February 15, 2000